UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

__________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 1, 2014
(Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

P. O. Box 619100, Dallas, Texas		75261-9100
(Address of principal executive offices)		(Zip code)

P.O. Box 619100, Dallas, Texas	75261-9100
(Address of principal executive offices)	(Zip Code)

(972) 281-1200
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07    Submission of Matters to a Vote of Security Holders

(a) - (b)    The 2014 Annual Meeting of Stockholders of Kimberly-Clark Corporation (the “Corporation”) was held on Thursday, May 1, 2014.

The final results of voting on each of the matters submitted to a vote of security holders at the 2014 Annual Meeting are as follows:

1.
Stockholders elected each of the Corporation’s 12 nominees for director to serve for a term to expire at the 2015 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, as set forth below.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
John R. Alm	262,176,494	831,933	834,932	66,419,883
John F. Bergstrom	250,484,353	12,521,918	816,953	66,419,883
Abelardo E. Bru	261,494,672	1,499,146	849,273	66,419,883
Robert W. Decherd	258,181,402	4,825,623	836,336	66,419,883
Thomas J. Falk	252,152,964	7,995,192	3,695,205	66,419,883
Fabian T. Garcia	261,393,920	1,621,328	828,113	66,419,883
Mae C. Jemison, M.D.	258,851,698	4,187,537	804,126	66,419,883
James M. Jenness	262,185,517	831,573	826,271	66,419,883
Nancy J. Karch	236,498,061	26,426,069	910,785	66,419,883
Ian C. Read	259,012,491	4,001,166	829,704	66,419,883
Linda Johnson Rice	258,058,655	4,990,283	794,422	66,419,883
Marc J. Shapiro	258,277,128	4,732,561	833,671	66,419,883

2.
Stockholders ratified the selection of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm to audit the Corporation’s financial statements for 2014, as set forth below.

Votes For	Votes Against	Abstentions
322,872,490	5,380,126	2,010,558

3.	Stockholders approved, on an advisory basis, the Corporation’s named executive officer compensation, as disclosed in its proxy statement for the 2014 Annual Meeting, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
250,559,986	11,130,267	2,153,107	66,419,883

4.	Stockholders did not approve the stockholder proposal regarding the right to act by written consent described in the Corporation's proxy statement for the 2014 Annual Meeting, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
110,711,351	150,853,803	2,277,576	66,419,883

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date:	May 2, 2014	By:	/s/ Michael T. Azbell
Michael T. Azbell Vice President and Controller